As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOGRAM RESIDENTIAL TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other Jurisdiction of Incorporation or Organization)	20-5383745 (I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000, Plano, Texas 75024
(Address of Principal Executive Offices) (ZIP Code)

(469) 250-5500
(Registrant’s Telephone Number, Including Area Code)

Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary
5800 Granite Parkway, Suite 1000
Plano, Texas 75024
(469) 250-5500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Robert H. Bergdolt
Christopher R. Stambaugh
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612
Telephone: (919) 786-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.0001 par value per share
Preferred Stock, $0.0001 par value per share
Depositary Shares
Warrants
Stock Purchase Contracts
Units
Debt Securities

(1)          Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)          An unspecified and indeterminate aggregate initial offering price, number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)          In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

MONOGRAM RESIDENTIAL TRUST, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants

Stock Purchase Contracts
Units
Debt Securities

From time to time Monogram Residential Trust, Inc. (which may be referred to herein as the “Company,” “we,” “us” or “our”) may offer (i) shares of our common stock, $0.0001 par value per share (“Common Stock”), (ii) one or more series of our preferred stock, $0.0001 par value per share (“Preferred Stock,” and together with the Common Stock, the “Capital Stock”), (iii) depositary shares, which may represent a fractional interest in a share of a particular class or series of our Preferred Stock (“Depositary Shares”), (iv) warrants (“Warrants”), (v) stock purchase contracts (“Stock Purchase Contracts”), (vi) units (“Units,” and together with the Stock Purchase Contracts, the “Purchase Agreements”), and (vii) debt securities (“Debt Securities”) (collectively, the “Securities”), separately or together, in separate series (with respect to Preferred Stock, Depositary Shares and Debt Securities), in amounts, at prices and on terms to be described in one or more supplements to this prospectus. One or more of the Securities, including but not limited to the Preferred Stock, Debt Securities, Depositary Shares and Warrants, may be convertible into or exercisable or exchangeable for shares of Common Stock, Preferred Stock or our other Securities.

This prospectus describes some of the general terms that may apply to the Securities. When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities we are selling, which terms will include, among other things: (i) in the case of Common Stock, any offering price; (ii) in the case of Preferred Stock, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any offering price; (iii) in the case of Depositary Shares, the fractional shares of Preferred Stock represented by each Depositary Share and the applicable terms of the Preferred Stock; (iv) in the case of Warrants, the exercise price and other specific terms of the Warrants, including a description of the underlying Security; (v) in the case of Purchase Agreements, the particular combination of Securities constituting any Purchase Agreement; and (vi) in the case of Debt Securities, the particular terms of the Debt Securities, which will include, among other things, the specific title of the Debt Securities, the aggregate amount of the offering and the offering price, and the denominations in which the Debt Securities may be offered.

The applicable prospectus supplement also will contain information, where applicable, about the material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, to the extent that such information is not contained in this prospectus. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a “REIT”) for United States federal income tax purposes.

The Securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 45. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

You should read this prospectus and any prospectus supplement carefully before you make an investment in our Securities.

Our Common Stock is listed on the New York Stock Exchange under the symbol “MORE.”

Our principal executive offices are located at 5800 Granite Parkway, Suite 1000, Plano, Texas 75024 and our telephone number is (469) 250-5500.

Investing in our Securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement or any free writing prospectus. This prospectus may not be used to offer or sell any Securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2015.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we may, at any time and from time to time, sell any combination of the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the Securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information About Us; Incorporation by Reference” beginning on page 3.

This prospectus only provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us; Incorporation by Reference.”

Unless the context otherwise requires or as otherwise specified, references in this prospectus to “Monogram Residential Trust,” the “Company,” “we,” “us,” or “our” refer to Monogram Residential Trust, Inc. and its consolidated subsidiaries and predecessors.

Currency amounts in this prospectus and any prospectus supplement are given in United States dollars unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US; INCORPORATION BY REFERENCE

This prospectus does not contain all of the information included in the related registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. In accordance with SEC rules and regulations, we have filed agreements and documents that we are required to file as exhibits to the registration statement. Please see such agreements and documents for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,”, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.monogramres.com. The contents of our website are not deemed to be part of this prospectus or any prospectus supplement.

We “incorporate by reference” certain information from filings with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:

•                  Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 12, 2014;

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, filed on May 6, 2014, August 14, 2014, and November 10, 2014, respectively;

•                  Current Reports on Form 8-K filed on January 14, 2014, May 8, 2014, July 1, 2014 (only with regard to Items 5.02, 5.03, 5.05 and 8.01 and all exhibits listed in Item 9.01 other than Exhibit 99.1) and August 14, 2014 (only with regard to Item 8.01); and

•                  the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-53195) filed November 18, 2014, including any amendment or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of Securities described in this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing to or telephoning us at the following address or telephone number:

Monogram Residential Trust, Inc.

Attention: Investor Relations

5800 Granite Parkway, Suite 1000

Plano, Texas 75024

Telephone number: (469) 250-5500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference or deemed incorporated by reference herein as described under “Where You Can Find More Information About Us; Incorporation by Reference” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms. We intend that these forward-looking statements will be covered by the safe harbor provisions for forward-looking statements that are contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with such safe harbor provisions.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC on March 12, 2014, and subsequent reports filed by us with the SEC, all of which are incorporated herein by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

THE COMPANY

Monogram Residential Trust, Inc. was organized in Maryland on August 4, 2006.  We invest in, develop and operate high quality multifamily communities. These multifamily communities include conventional multifamily assets, such as mid-rise, high-rise, garden style, and age-restricted properties, typically requiring residents to be age 55 or older.  Our targeted communities include existing “core” properties, which we define as properties that are already stabilized and producing rental income, as well as properties in various phases of development, redevelopment, lease up or repositioning with the intent to transition those properties to core properties.  Further, we may invest in other types of commercial real estate, real estate-related securities, and mortgage, bridge, mezzanine or other loans, or in entities that make investments similar to the foregoing.  We completed our first investment in April 2007.

We invest in multifamily communities that may be wholly owned by us or held through joint venture arrangements with third-party institutional or other national or regional real estate developers/owners which we define as “Co-Investment Ventures.” These are predominately equity investments but may also include debt investments, consisting of mezzanine and land loans.

As of September 30, 2014, we have equity and debt investments in 56 multifamily communities, of which 33 are stabilized operating multifamily communities, four are in lease up and 19 are in various stages of pre-development and construction. Of the 56 multifamily communities, we wholly own seven multifamily communities and three debt investments for a total of 10 wholly owned investments.  The remaining 46 investments are held through Co-Investment Ventures, 45 of which are consolidated and one is reported on the equity method of accounting. The one unconsolidated Co-Investment Venture holds a debt investment.

We have elected to be taxed, and currently qualify, as a REIT for United States federal income tax purposes. As a REIT, we generally are not subject to corporate-level income taxes.  To maintain our REIT status, we are required, among other requirements, to distribute annually at least 90% of our “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to our stockholders.  If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates.  As of September 30, 2014, we believe we are in compliance with all applicable REIT requirements.

Our principal executive offices are located at 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, and our telephone number is (469) 250-5500.

RISK FACTORS

Investing in our Securities involves risks. In evaluating an investment in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, all subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such Securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. Please also refer to the section above entitled “Forward-Looking Statements.”

ANTICIPATED USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the Securities for working capital and other general company purposes, including, without limitation, the acquisition or development of multifamily properties and the repayment of debt. Net proceeds may be temporarily invested prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of (i) earnings to fixed charges and (ii) earnings to combined fixed charges and preferred distributions for the periods shown.

	For the nine months ended September 30,	For the year ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	—(1)	—(1)	—(1)	12.6	—(1)	—(1)

Ratio of earnings to combined fixed charges and preferred distributions	—(1)	—(1)	—(1)	12.6	—(1)	—(1)

(1)         The ratio was less than 1:1 for the nine months ended September 30, 2014 and the years ended December 31, 2013, December 31, 2012, December 31, 2010 and December 31, 2009 as earnings were inadequate to cover fixed charges by deficiencies of $7.5 million, $29.1 million, $42.1 million, $19.6 million and $2.1 million, respectively.

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. “Earnings” consist of (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (f) interest capitalized, less (g) preference security dividend requirements of consolidated subsidiaries, less (h) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” consist of the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. A “preference security dividend” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock and Preferred Stock contains a summary of (i) certain provisions of Maryland law, and (ii) certain material provisions of the Fifth Articles of Amendment and Restatement of the Company, as amended, supplemented and/or restated from time to time (the “Charter”), and the Seventh Amended and Restated Bylaws of the Company, as amended, supplemented and/or restated from time to time (the “Bylaws”), relating to our Common Stock and Preferred Stock. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and our Charter and Bylaws. Our Charter and Bylaws are incorporated by reference into this prospectus and are attached as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our Charter provides that we have authority to issue 1,000,000,000 shares of Capital Stock, $0.0001 par value per share, consisting of 875,000,000 shares of Common Stock and 125,000,000 shares of Preferred Stock. As of January 9, 2015, 166,467,726 shares of unclassified Common Stock and 10,000 shares of Series A non-participating, voting, cumulative, convertible 7.0% Preferred Stock (“Series A Preferred Stock”) were issued and outstanding. Our board of directors is authorized to amend the Charter, without the approval of our stockholders, to (i) increase or decrease the aggregate number of our authorized shares of Capital Stock, (ii) increase or decrease the number of shares of any class or series that we have authority to issue or (iii) classify or reclassify any unissued shares of Capital Stock by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of such shares. Under Maryland law and the terms of our Charter, no stockholder of the Company will be liable for any debt or obligation of the Company solely as a result of his or her status as a stockholder of the Company.

Common Stock

The following description of the Common Stock sets forth general terms and provisions of the Common Stock to which any prospectus supplement may relate. Shares of our Common Stock generally have no preemptive, appraisal, preferential, exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter.  We will describe the aggregate number of shares of Common Stock offered and the offering price of the shares in the applicable prospectus supplement.

Classes.

We do not currently have separate classes or series of Common Stock.  The board of directors may classify or reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.  Shares of a particular class of Common Stock shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights.

Distributions.

The board of directors from time to time may authorize and we may pay to stockholders such dividends or other distributions in cash or other property as the board of directors in its discretion shall determine. The board of directors shall endeavor to authorize, and we may pay, such dividends and distributions as shall be necessary for us to qualify as a REIT under the REIT provisions of the Internal Revenue Code unless the board of directors has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company.  Holders of Common Stock shall have no right to any dividend or distribution unless and until authorized by the board of directors and declared by the Company. Holders of Common Stock are also entitled to share ratably in the assets of the Company legally available for distribution to the holders of our Common Stock in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision having been made for, all known debts and liabilities of the Company. These rights are subject to the preferential rights in respect of distributions or upon liquidation, dissolution or winding up of any other class or series of our stock that we may subsequently classify or reclassify and to the provisions of our Charter regarding restrictions on transfer and ownership of our stock.

Voting Rights.

Subject to our Charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of our Common Stock will possess exclusive voting power.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, our Charter provides that any of these actions may be approved by the affirmative vote of a majority of all the votes entitled to be cast with respect to such matter. In addition, all other matters to be voted on by stockholders, other than contested elections of directors, must be approved by a majority of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights specified in the terms of any class or series of Capital Stock. In contested elections of directors, a director will be elected by a plurality of the votes cast. Except as may be provided pursuant to Subtitle 8 of Title 3 of the Maryland General Corporation Law, described below under “—Maryland Unsolicited Takeovers Act,” there is no cumulative voting in the election of directors, which means that holders of a majority of the votes cast at a meeting at which a quorum is present can elect all of our directors. For more information regarding the voting standard for director elections, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Annual Elections.”

Preferred Stock

The following description of the Preferred Stock sets forth general terms and provisions of the Preferred Stock to which any prospectus supplement may relate.

The board of directors is empowered by the Charter to designate and issue from time to time one or more series of Preferred Stock without stockholder approval. Before issuing each such class or series of Preferred Stock, the board of directors will determine the number of shares to be included in the class or series, and will fix the designation, preferences, terms, rights, restrictions, limitations, qualifications, and terms and conditions of redemptions, if any, of each class or series of Preferred Stock. Because the board of directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock.

The preferences and other terms of each class or series of Preferred Stock will be fixed by the articles supplementary relating to such class or series. The prospectus supplement relating to any class or series of Preferred Stock offered thereby will contain the specific terms thereof, including, without limitation:

(1)                                 the title and stated value of such class or series of Preferred Stock;

(2)                                 the number of shares of such class or series of Preferred Stock offered, the liquidation preference per share and the offering price of such shares of Preferred Stock;

(3)                                 the distribution rate(s), period(s) and /or payment date(s) or method(s) of calculation thereof applicable to such class or series of Preferred Stock;

(4)                                 whether the dividends on the Preferred Stock are cumulative or not and, if cumulative, the date from which distributions on such series of Preferred Stock shall accumulate;

(5)                                 the procedures for any auction and remarketing, if any, for such class or series of Preferred Stock;

(6)                                 the provision for a sinking fund, if any, for such class or series of Preferred Stock;

(7)                                 the provision for redemption, if applicable, of such class or series of Preferred Stock;

(8)                                 any listing of such class or series of Preferred Stock on any securities exchange;

(9)                                 preemptive rights, if any;

(10)                          the terms and conditions, if applicable, upon which such class or series of Preferred Stock will be convertible into shares of Common Stock, including the conversion price (or manner of calculation thereof);

(11)                          whether interests in such class or series of Preferred Stock will be represented by Depositary Shares;

(12)                          voting rights, if any, of the Preferred Stock;

(13)                          a discussion of all material United States federal income tax considerations, if any, applicable to such class or series of Preferred Stock that are not discussed in this prospectus;

(14)                          the relative ranking and preferences of such class or series of Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(15)                          any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(16)                          any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT; and

(17)                          any other specific terms, preferences, rights, limitations or restrictions of such class or series of Preferred Stock.

Series A Preferred Stock

As of September 30, 2014, the Company had outstanding 10,000 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is entitled to one vote per share on all matters on which the holders of our Common Stock are entitled to vote, voting as a single class with our Common Stock. The affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, will be required for: (a) the adoption of any amendment, alteration or repeal of any provision of the terms of the Series A Preferred Stock that adversely changes, or has the effect of adversely altering, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions or qualifications of the shares of the Series A Preferred Stock, or (b) the adoption of any amendment, alteration or repeal of any other provision of the Charter that materially adversely changes, or has the effect of materially adversely altering, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions or qualifications of the shares of the Series A Preferred Stock. In addition, each share of Series A Preferred Stock will be entitled to a liquidation preference equal to $10.00 per share before the holders of Common Stock are paid any liquidation proceeds, and 7.0% cumulative cash dividends on the liquidation preference and any accrued and unpaid dividends.

By their terms, the Series A Preferred Stock will automatically convert into shares of our Common Stock upon any of the following triggering events: (a) in connection with a listing of our Common Stock on a national exchange (a “Listing”), (b) upon a “change of control transaction”, as defined in the Charter (a “Change of Control Transaction”) or (c) upon election by the holders of a majority of the then outstanding shares of Series A Preferred Stock, during the period beginning on the date of issuance and ending at the close of business on July 31, 2018. Notwithstanding the foregoing, if a Listing occurs prior to December 31, 2016, such Listing (and the related triggering event) shall be deemed to occur on December 31, 2016 and if a Change of Control Transaction occurs prior to December 31, 2016 (or after a Listing but prior to the prescribed period of trading to determine the value of our common shares), such Change of Control transaction shall be deemed a Fundamental Change (as defined below) (a “Deemed Fundamental Change”) and will not result in a Change of Control triggering event.

Under the Charter, a “Fundamental Change” means the occurrence of any transaction or event or series of transactions or events resulting in the reclassification or recapitalization of our outstanding Common Stock (except a change in par value, or from no par value to par value, or subdivision or other split or combination of the shares of Common Stock), or the occurrence of any consolidation, merger, share exchange or other such transaction to which the Company is a party, except a consolidation or merger in which the Company is the surviving corporation and which does not result in any such reclassification or recapitalization, and in each case other than a Change of Control Transaction except for a Deemed Fundamental Change. In the event of any Fundamental Change, including any Deemed Fundamental Change, the Company or the successor or purchasing business entity will provide that the holders of each share of the Series A Preferred Stock then outstanding shall, in connection with such Fundamental Change, receive shares, or fractions of shares, of Capital Stock that have at least equivalent economic value and opportunity and other rights and terms as the Series A Preferred Stock following such Fundamental Change, which shall in each case take into account tax consequences.

Upon a Triggering Event, all of the shares of Series A Preferred Stock will, in total, generally convert into an amount of Common Stock equal in value to 15% of the excess of (i) (a) the per share value of our Common Stock at the time of the applicable Triggering Event, as determined pursuant to the terms of the Series A Preferred Stock and assuming no shares of Series A Preferred Stock are outstanding, multiplied by 168,537,343 (which is the number of shares of Common Stock outstanding on July 31, 2013), plus (b) the aggregate value of distributions (including distributions constituting a return of capital) paid through such time on the shares of Common Stock outstanding on July 31, 2013 over (ii) the aggregate issue price of those outstanding shares plus a 7% cumulative, non-compounded, annual return on the issue price of those outstanding shares. In the case of a Triggering Event based on a listing or change of control only, this amount will be multiplied by another 1.15 to arrive at the conversion value. The performance threshold necessary for the Series A Preferred Stock to have any value is based on the aggregate issue price of our shares of Common Stock outstanding on July 31, 2013, the aggregate distributions paid on such shares through the triggering event, and the value of our shares of Common Stock at the time of the applicable triggering event as determined pursuant to the terms of the Series A Preferred Stock. It is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the Series A Preferred Stock to have any value. In fact, if the Series A Preferred Stock has value, the returns of our stockholders will differ, and some may be less than a 7% cumulative, non-compounded annual return.

Power to Increase or Decrease Authorized Stock, Issue Additional Shares of Capital Stock, and Classify or Reclassify Shares of Our Stock

Our board of directors has the power (a) to amend our Charter from time to time to increase or decrease the aggregate number of shares of our Capital Stock or the number of shares of stock of any class or series that we have the authority to issue, (b) to issue additional shares of Common Stock or Preferred Stock and (c) to classify any unissued shares of Common Stock or Preferred Stock and to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into one or more classes or series of stock and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of stock are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange on which our Securities may be listed or the terms of any classes or series of stock that we may subsequently classify or reclassify.

Prior to issuance of shares of any class or series of stock, our board of directors is required by Maryland law and our Charter to fix, subject to our Charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock.

Our board of directors could authorize the issuance of shares of Common Stock or Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of Common Stock may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code. In addition, our outstanding shares of Common Stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our Charter contains restrictions on the number of shares of our Common Stock and Preferred Stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of Common Stock or Preferred Stock. These limitations do not apply as such to the holder or holders of the Series A Preferred Stock. Each holder of the Series A Preferred Stock may acquire or hold, directly or indirectly, up to 20% (in value or in number of as-converted shares, whichever is more restrictive) of our outstanding shares of Common Stock. Additionally, each holder of the Series A Preferred Stock is not subject to the Preferred Stock ownership limit with respect to its holdings of Series A Preferred Stock and one person can therefore hold all of the outstanding shares of Series A Preferred Stock. If our board of directors reasonably determines that the conversion of shares of Series A Preferred Stock owned by any holder would create a substantial risk that we would no longer qualify as a REIT for federal income tax purposes, then only such number of shares of Series A Preferred Stock owned by such holder shall be converted into shares of Common Stock such that there is no substantial risk that we would no longer qualify as a REIT.

Our Charter further prohibits (a) any person from owning shares of our Capital Stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our Capital Stock if the transfer would result in our Capital Stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our Capital Stock that may violate any of these restrictions, or who is the intended transferee of shares of our Capital Stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, the board of directors may not exempt any person whose ownership of our outstanding Capital Stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our Capital Stock which, if effective, would result in our Capital Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void. Any attempted transfer of our Capital Stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our Capital Stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of Capital Stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of Capital Stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of Capital Stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our Capital Stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our Capital Stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our Capital Stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our Capital Stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our Capital Stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Until such a determination is made, upon issuance or transfer of shares of our Capital Stock, the Company will provide the recipient with a notice containing information about the shares purchased or otherwise transferred. Such notice shall bear a legend referring to the restrictions described above.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or otherwise be in the best interest of the stockholders.

Registrar and Transfer Agent

The registrar and transfer agent for the Common Stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may issue Depositary Shares, each of which will represent a fractional interest in a share of a particular class or series of our Preferred Stock, as specified in the applicable prospectus supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the Depositary Shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of Preferred Stock represented by those Depositary Shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the Depositary Shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain United States federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related Depositary Shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

In a prospectus supplement, we will describe the particular combination of Securities constituting any Depositary Shares being offered thereby and any other specific terms, including, where applicable, the following:

•                  the name of the depositary and the address of its principal executive office;

•                  the title of the depositary receipts to be issued under the deposit agreement related to the Depositary Shares;

•                  the class or series of Preferred Stock represented by the Depositary Shares;

•                  the fractional interest in a share of Preferred Stock represented by one Depositary Share;

•                  the procedure for voting, if any, the Preferred Stock represented by the Depositary Shares;

•                  the collection and distribution of dividends, if any, paid on the Preferred Stock represented by the Depositary Shares;

•                  the transmission of notices, reports and proxy soliciting material to holders of the Depositary Shares;

•                  the sale or exercise of rights;

•                  the deposit or sale of securities resulting from dividends, splits or plans of reorganization;

•                  the amendment, extension or termination of the deposit;

•                  the rights of holders of depositary receipts to inspect the transfer books of the depositary and the list of holders of receipts;

•                  restrictions upon the right to deposit or withdraw the Preferred Stock represented by the Depositary Shares;

•                  any limitations upon the liability of the depositary; and

•                  all fees and charges which may be imposed, directly or indirectly, against the holder of the depositary receipts.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of our Common Stock, Preferred Stock of any class or series, Depositary  Shares, Stock Purchase Contracts, Units or Debt Securities. Warrants may be issued independently, together with any other Securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from such Securities. We may issue Warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The Warrants may be represented by certificates evidencing the Warrants, all as set forth in the prospectus supplement relating to the particular series of Warrants.

The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the Warrants and the applicable warrant agreement, including, where applicable, the following:

•                  the title of such Warrants;

•                  the aggregate number of Warrants;

•                  the price or prices at which the Warrants will be issued;

•                  the designation, number and terms of the Preferred Stock of any class or series or Common Stock that can be purchased upon exercise of the Warrants;

•                  the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such security;

•                  the date, if any, on and after which the Warrants and the related Preferred Stock of any class or series or Common Stock with which the Warrants are issued, if any, will be separately transferable;

•                  the price (or manner of calculation of the price) at which each share of Preferred Stock of any class or series or Common Stock that can be purchased upon exercise of such Warrants may be purchased;

•                  the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire;

•                  the minimum or maximum amount of such Warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material United States federal income tax considerations; and

•                  any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.

The exercise of any Warrants will be subject to, and limited by, the transfer and ownership restrictions in our Charter. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following summarizes the general terms of Stock Purchase Contracts that we may issue. The particular terms of any Stock Purchase Contracts that we offer will be described in the applicable prospectus supplement. This description is subject to the Stock Purchase Contracts and any collateral arrangements and depositary arrangements relating to such contracts.

Unless otherwise specified in the applicable prospectus supplement, we may issue Stock Purchase Contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates. Alternatively, the Stock Purchase Contracts may obligate us to purchase from the holders, and obligate the holders to sell to us, a specified or varying number of shares of Common Stock, Preferred Stock or Depositary Shares. The consideration per share of Common Stock, Preferred Stock or Depositary Share may be fixed at the time the Stock Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The Stock Purchase Contracts may be issued separately or as part of Units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. treasury securities, other Stock Purchase Contracts or Common Stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the Common Stock, Preferred Stock, Depository Shares or other security or property under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the Stock Purchase Contracts.

The securities related to the Stock Purchase Contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of Stock Purchase Contracts to purchase the underlying security or property under the related Stock Purchase Contracts. The rights of holders of Stock Purchase Contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of Stock Purchase Contracts will be permitted to withdraw the pledged securities related to such Stock Purchase Contracts from the pledge arrangement, except upon the termination or early settlement of the related Stock Purchase Contracts, or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a Stock Purchase Contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will distribute any distributions received on the pledged securities to the Company or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will then distribute any such payment that it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

The following summarizes the general terms of Units that we may issue. This information is qualified entirely by reference to the unit agreement with respect to any particular series of Units. The particular terms of any Units that we offer will be described in the applicable prospectus supplement.

We may issue Units comprised of any combination of Common Stock, Preferred Stock, Stock Purchase Contracts, Warrants and Debt Securities. Each Unit will be issued such that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of the Unit will have the rights and obligations of a holder of each security included therein. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

When we issue Units, we will provide in a prospectus supplement the following terms of the Units being issued:

•                  the designation and terms of both the Units and the separate constituent securities comprising the Units, including whether and under what circumstances such constituent securities may be held or transferred separately;

•                  the price or prices at which the Units will be issued;

•                  any provisions of the governing unit agreement;

•                  the material United States federal income tax considerations that are applicable to an investment in the Units;

•                  the date, if any, on and after which the constituent securities will be separately transferable, including any limitations on ownership and transfer of the Units as may be appropriate to preserve the Company’s status as a REIT;

•                  information with respect to any book-entry procedures for the Units; and

•                  any other terms of the Units and of their constituent securities.

DESCRIPTION OF DEBT SECURITIES

Debt Securities may be issued in one or more series under an indenture, to be entered into between the Company and a trustee to be determined. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to any trustee for any particular series of Debt Securities issued under the Indenture. The terms of the Debt Securities of any series will be those specified in or pursuant to the Indenture and in the applicable Debt Securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of Debt Securities describes the general terms and provisions of the series of Debt Securities to which any prospectus supplement may relate. When the Debt Securities of a particular series are offered for sale, the specific terms of such Debt Securities will be described in the applicable prospectus supplement. If any terms of such Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of selected provisions of the Indenture and the Debt Securities is not complete, and the description of selected terms of the Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable Debt Securities, see “Where You Can Find More Information; Incorporation by Reference” in this prospectus. The following description of Debt Securities and the description of the Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the Indenture by the Trust Indenture Act. Capitalized terms used but not defined in the following description shall have the meanings assigned to those terms in the Indenture or, if applicable, the Debt Securities.

The Debt Securities will be obligations solely of the Company and will not be obligations of, or directly or indirectly guaranteed by, any of its subsidiaries or any other entity. Accordingly, the Debt Securities are structurally subordinated to the liabilities of, and any preferred equity in, the Company’s subsidiaries and, as a result, the Company’s right to participate as a common equity holder of a subsidiary in any distribution of assets of such subsidiary upon such subsidiary’s liquidation or otherwise, and thus the ability of the holders of the Debt Securities to benefit from such distribution, is junior to creditors and any preferred equity holders of such subsidiary, except to the extent that any claims the Company may have as a creditor or preferred equity holder of such subsidiary are recognized. The Company may also guarantee obligations of its subsidiaries. Any liability the Company may have for its subsidiaries’ obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the Debt Securities. In addition, the Debt Securities will rank junior to the Company’s secured debt to the extent of the value of the collateral security securing the same.

General

The Debt Securities will constitute the unsecured and unsubordinated obligations of the Company and will rank on a parity in right of payment among themselves and with all of the Company’s other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of Debt Securities under the Indenture. The Indenture provides that Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the Debt Securities of the particular series being offered thereby for selected terms of such Debt Securities, including, without limitation, where applicable:

•                  the title of such series of Debt Securities;

•                  the aggregate principal amount of the Debt Securities of such series and any limit thereon;

•                  the date or dates on which the Company will pay the principal of, and premium, if any, on, the Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

•                  the rate or rates, which may be fixed or variable, at which the Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•                  the basis used to calculate interest, if any, on the Debt Securities of such series if other than a 360-day year of twelve 30-day months;

•                  the date or dates, if any, from which interest on the Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

•                  the date or dates, if any, on which interest on the Debt Securities of such series will be payable and the record dates for any such payment of interest;

•                  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem Debt Securities of such series;

•                  the terms and conditions, if any, upon which the Company will be required to repurchase Debt Securities of such series at the option of holders of Debt Securities of such series;

•                  the terms of any sinking fund or analogous provision applicable to the Debt Securities of such series;

•                  the portion of the principal amount of the Debt Securities of such series payable upon acceleration of the maturity thereof if other than the full principal amount;

•                  the authorized denominations in which the Debt Securities of such series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•                  the place or places where (1) amounts due on the Debt Securities of such series will be payable, (2) the Debt Securities of such series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Company or the Trustee in respect of the Debt Securities of such series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•                  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the Debt Securities of such series must be made;

•                  whether the amount of payments due on the Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

•                  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the Debt Securities of such series;

•                  the identity of the depositary for the global Debt Securities if other than The Depository Trust Company (“DTC”) and the terms of the depositary arrangement if other than as specified below;

•                  the circumstances under which the Company will pay Additional Amounts on the Debt Securities of such series in respect of any tax, assessment, or other governmental charge and whether the Company will have the option to redeem such Debt Securities rather than pay the Additional Amounts; and

•                  any other terms of the Debt Securities of such series.

As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the Debt Securities of a series include Additional Amounts, if any, payable on the Debt Securities of such series in that context.

The Company may issue Debt Securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important United States federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the Debt Securities of any series may be inconsistent with the terms of the Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the Debt Securities of any series, reopen an existing series of Debt Securities and issue additional Debt Securities of that series.

Other than to the extent provided in “Merger, Consolidation and Transfer of Assets” below or to the extent provided with respect to the Debt Securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the Company’s ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets or that would afford holders of the Debt Securities protection in the event of:

1.              a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries or affiliates or its management;

2.              a change of control involving the Company or its subsidiaries; or

3.              a reorganization, restructuring, merger or similar transaction involving the Company, its subsidiaries or its affiliates.

Accordingly, the Company’s ability to service its indebtedness (including the Debt Securities) could be materially and adversely affected in the future.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date for a Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the Debt Securities of any series will forthwith cease to be payable to the holders of those Debt Securities on the applicable regular record date and may be paid to the persons in whose names those Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or the Company, notice whereof shall be given to the holders of those Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

•                  issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•                  register the transfer of or exchange any Debt Security, or portion of any Debt Security, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

•                  issue, register the transfer of or exchange a Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the Debt Security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture:

•                  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the maturity of such original issue discount security as of the date of the determination;

•                  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

•                  the principal amount of a Debt Security denominated in a currency other than U.S. Dollars shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of such Debt Security; and

•                  a Debt Security owned by the Company or any other obligor of such Debt Security or any affiliate of the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The Debt Securities of any series may be redeemable at the Company’s option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the Debt Securities of any series may be subject to repurchase by the Company at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the Debt Securities of the particular series.

Merger, Consolidation and Transfer of Assets

The Indenture provides that the Company may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other entity or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other entity, in each case, unless:

•                  in such transaction or transactions, either (1) the Company shall be the continuing entity (in the case of a merger) or (2) the successor entity (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (i) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, and (ii) shall, by a supplemental indenture, expressly assume the due and punctual performance of all of the Company’s payment and other obligations under the Indenture and all of the Debt Securities outstanding thereunder;

•                  immediately after giving effect to such transaction or transactions, no Event of Default (as defined below) under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

•                  the Trustee shall have received an officer’s certificate and opinion of counsel from the Company to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any consolidation or amalgamation by the Company with, or the Company’s merger into, any other entity or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any entity, in each case in accordance with the provisions of the Indenture described above, the successor entity formed by the consolidation or amalgamation or into which the Company is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under the Indenture with the same effect as if such successor entity had been named as the Company in the Indenture; and thereafter, the predecessor entity shall be released from all of its obligations and covenants under the Indenture and the outstanding Debt Securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the Debt Securities of any series is defined in the Indenture as being:

1.              default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Debt Security of that series;

2.              default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any Debt Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

3.              default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any Debt Security of that series;

4.              default in the performance or observance, or breach, of any covenant or other agreement of the Company in the Indenture or any Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Indenture solely for the benefit of a series of Debt Securities other than that series, which shall not have been remedied for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding;

5.              default by the Company to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in respect of any indebtedness for money borrowed by the Company in excess of $25,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $25,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

6.              specified events of bankruptcy, insolvency or reorganization with respect to the Company or its significant subsidiaries (as defined in Regulation S-X under the Securities Act); or

7.              any other Event of Default established for the Debt Securities of that series.

No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Trustee is required to give notice to holders of the Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such Debt Securities.

If an Event of Default specified in clause (6) above occurs, then the principal amount of all the outstanding Debt Securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare the principal amount of, or if Debt Securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Indenture provides that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series. Notwithstanding any other provision of the Indenture, each holder of a Debt Security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of Debt Securities of that series (or the Debt Securities of any other series) and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officer’s certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

The Indenture permits the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the Debt Securities of the applicable series or the rights of the holders of the Debt Securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding Debt Security affected thereby:

•                  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Debt Security;

•                  reduce the principal of, or premium, if any, on, any Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any Debt Security or change the Company’s obligation to pay Additional Amounts;

•                  reduce the amount of principal of any original issue discount security that would be due and payable upon acceleration of the maturity thereof;

•                  change the date(s) on which, or period(s) in which, any Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any Debt Security in a manner that is adverse to the interests of the holder of such Debt Security;

•                  change any place where, or the currency in which, any Debt Security is payable;

•                  impair the holder’s right to institute suit to enforce the payment of any Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase;

•                  reduce the percentage of the outstanding Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences;

•                  modify the provisions relating to the requirements for the modification or amendment of the Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture, except to increase the percentage of holders of Debt Securities of any series outstanding under the Indenture required to effect that action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby; or

•                  reduce the requirements for a quorum or voting at a meeting of holders of the applicable Debt Securities.

The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Debt Securities, to modify or amend the Indenture, among other things:

•                  to add to the Events of Default for all or any series of Debt Securities;

•                  to add to the covenants for the benefit of the holders of all or any series of Debt Securities;

•                  to provide for security of Debt Securities of all or any series or to add guarantees in favor of Debt Securities of all or any series;

•                  to establish the form or terms of Debt Securities of any series, and the form of the guarantee, if any, of Debt Securities of any series;

•                  to cure any mistake or ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any Debt Securities;

•                  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

•                  to conform the terms of the Indenture or the Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those Debt Securities; or

•                  to modify, alter, amend or supplement the Debt Securities in any other respect that shall not adversely affect the interests of any of the holders of any Debt Securities.

The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any continuing default under the Indenture with respect to the Debt Securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of the affected series.

The Indenture contains provisions for convening meetings of the holders of Debt Securities. A meeting may be called at any time by the Trustee, the Company or the holders of at least 10% in aggregate principal amount of the outstanding Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent or waiver that must be given by the holder of each outstanding Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding Debt Securities of that series will constitute a quorum.

Book-Entry Procedures

Global Notes

Debt Securities of a series may be represented by one or more Debt Securities of such series in global form (a “global note”). Global notes will be deposited upon issuance with the Trustee as custodian for the depositary, in New York, New York, and registered in the name of the depositary or its nominee. Each global note will be credited to the account of a direct or indirect participant in the depositary as described below.

Except as set forth below, a global note may be transferred, in whole and not in part, only to another nominee of the depositary or to a successor of the depositary or its nominee. Beneficial interests in a global note may not be exchanged for Debt Securities in certificated form except as described below under “Exchanges of Global Note for Certificated Debt Securities.”

Exchanges of Global Note for Certificated Debt Securities

A beneficial ownership interest in a global note may not be exchanged for Debt Securities of the same series in certificated form unless:

•                  the depositary notifies the Company that it is unwilling or unable to continue as depositary for the global note or has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 60 days;

•                  the Company, at its option, notifies the Trustee in writing that it has elected to issue the Debt Securities in certificated form; or

•                  an Event of Default with respect to the Debt Securities represented by the global note has occurred and is continuing.

Book-Entry Procedures

DTC has indicated that it intends to use the following procedures for global notes. DTC may change these procedures from time to time. The Company is not responsible for these procedures. You should contact DTC or its participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This system eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial ownership interest of each actual purchaser (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in a global note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in a global note, except in the event that use of the book-entry system for their Debt Securities is discontinued.

To facilitate subsequent transfers, all global notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of global notes; DTC’s records reflect only the identity of the direct participants to whose accounts a global note is credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE DEBT SECURITIES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE DEBT SECURITIES.

The laws of some states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial ownership interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its direct participants, which in turn act on behalf of indirect participants and banks, the ability of a person having a beneficial ownership interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a global note unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts a global note is credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of the principal of, and premium, if any, and interest, if any, on, global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the principal of, and premium, if any, and interest, if any, on the global notes to DTC will be the responsibility of the Company, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Company will send any redemption or repurchase notices to DTC. If less than all of the Debt Securities of a particular series are being redeemed or repurchased, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed or repurchased.

DTC may discontinue providing its services as depositary with respect to global notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor depositary is not obtained, Debt Securities in certificated form are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, Debt Securities in certificated form will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but it takes no responsibility for the accuracy or completeness thereof.

Neither the Company, the Trustee nor their respective agents are responsible for the performance by DTC or its direct participants or indirect participants of their obligations under the rules and procedures governing their operations.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon the Company’s direction, the Indenture shall cease to be of further effect with respect to the Debt Securities of any series specified by the Company, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company’s obligation to repurchase such Debt Securities at the option of the holders thereof, if applicable, and the Company’s obligation to pay Additional Amounts in respect of such Debt Securities to the extent described below, when:

•                  either

(A)       all outstanding Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)       all Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the Debt Securities of that series, as the case may be;

•                  the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of that series (including amounts payable to the Trustee); and

•                  the Trustee has received an officer’s certificate and an opinion of counsel from the Company to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the Debt Securities of such series have been satisfied.

If the Debt Securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the Debt Securities of the particular series either:

•                  to defease and discharge itself from any and all obligations with respect to those Debt Securities (“legal defeasance”), except for, among other things:

(A)       the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on those Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

(B)       the obligations to register the transfer or exchange of those Debt Securities,

(C)       the obligation to replace temporary or mutilated, destroyed, lost, or stolen Debt Securities,

(D)       the obligation to maintain an office or agent of the Company in The City of New York in respect of those Debt Securities,

(E)        the obligation to hold moneys for payment in respect of those Debt Securities in trust, and

(F)         the obligation, if applicable, to repurchase those Debt Securities at the option of the holders thereof, or

•                  to be released from its obligations with respect to those Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those Debt Securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to those Debt Securities, and any mandatory sinking fund or analogous payments on those Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•                  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company or any significant subsidiary is a party or is bound;

•                  in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel confirming that:

(A)       the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)       since the date of the Indenture, there has been a change in applicable United States federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•                  in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•                  the cash and government obligations deposited are sufficient to pay the outstanding Debt Securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those Debt Securities on that date;

•                  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to the Company or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•                  the Company shall have delivered to the Trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event the Company effects covenant defeasance with respect to Debt Securities of any series and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the Debt Securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the Debt Securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of Debt Securities. If there are different Trustees for different series of Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of Debt Securities for which it is the trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Debt Securities) of, the Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

The Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company. If it acquires any conflicting interest relating to any of its duties with respect to the Debt Securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of Debt Securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of certain terms of our Charter, our Bylaws and provisions of Maryland law is only a summary. Copies of our Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following description is qualified entirely by reference to our Charter and Bylaws and the applicable provisions of Maryland law. Our Charter and Bylaws are incorporated by reference into this prospectus and are attached as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.”

Number of Directors; Vacancies

Our Charter provides that the number of directors will be set only by our board of directors in accordance with our Bylaws. Our Bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one, or more than thirteen.

Our Charter also provides that we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, except as may be provided by our board of directors in setting the terms of any class or series of shares of Capital Stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Annual Elections

Each of our directors will be elected by our stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Each share of Capital Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A nominee for director will generally be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present.  However, directors will be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present if the number of nominees is greater than the number of directors to be elected at the meeting.

Removal of Directors

Our Charter provides that, subject to the rights, if any, of holders of any class or series of Preferred Stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our Charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Calling of Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to the notice of the meeting (or any supplement to such notice), (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our Bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business. Although our Bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, our charter provides that any of these actions may be approved of the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws, except the following Bylaw provisions, each of which may be altered, amended or repealed only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of our Common Stock:

•                  provisions opting out of the control share acquisition statute;

•                  provisions prohibiting our board of directors without the approval of a majority of the votes cast on the matter by holders of outstanding shares of our Common Stock, from revoking, altering or amending any resolution, or adopting any resolution inconsistent with any previously-adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL; and

•                  provisions providing that we will seek stockholder approval prior to adopting a stockholder rights plan, unless the board of directors determines that, under the circumstances existing at the time, it is in the best interests of the stockholders to adopt a stockholder rights plan without delay, in which case the stockholder rights plan that is adopted by the board of directors without prior stockholder approval will expire unless ratified by the stockholders within one year of its adoption.

In addition, any amendment to the provisions governing amendments of our Bylaws requires the approval of a majority of the votes entitled to be cast by the holders of outstanding shares of our Common Stock.

No Stockholder Rights Plan

We have no stockholder rights plan. In the future, we do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our board of directors without prior approval by our stockholders, we submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•                  any person or entity who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of stockholders entitled to cast at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination between us and any other person or entity from the business combination provisions of the MGCL. Our Bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution, with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our Common Stock.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the corporation’s charter or bylaws.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our Capital Stock, and this provision of our Bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our Common Stock.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board of directors;

•                  a two-thirds vote requirement for removing a director;

•                  a requirement that the number of directors be fixed only by vote of the directors;

•                  a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•                  a majority requirement for the calling of a special meeting of stockholders.

Our Charter provides that we elect to be subject to the provisions of Subtitle 8 regarding the filing of vacancies on our board of directors. Otherwise, we have not elected to be governed by these specific provisions.  However, we have five independent directors and a class of equity securities registered under the Exchange Act, so our board of directors could elect to provide for any of the foregoing provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our Charter and our Bylaws described above could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our Common Stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, in each case following the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our Common Stock, these provisions of the MGCL could have similar anti-takeover effects. Additionally, through provisions in our Charter and Bylaws unrelated to Subtitle 8, we already (1) vest in the board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman of the board of directors, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•                  the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•                  the fact of the common directorship or interest is disclosed to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•                  the transaction or contract is fair and reasonable to us.

Although not required, we generally expect that all contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our Charter obligates us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•                  any present or former director or officer who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in his or her service in that capacity; or

•                  any individual who, while a director or officer of our Company and at our request, serves or has served any other entity and who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in his or her service in that capacity.

Our Charter also permits us to indemnify any other person permitted to be indemnified by Maryland law as applicable from time to time, including a person who served a predecessor of ours as an officer or director, if and to the extent that such indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our Charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes all the federal income tax considerations anticipated to be material to a beneficial owner of Common Stock who holds such shares as a “capital asset” within the meaning of the Internal Revenue Code. The applicable prospectus supplement will contain information about additional federal income tax considerations, if any, relating to Securities other than Common Stock. The following discussion, which is not exhaustive of all possible tax considerations, does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The specific tax attributes of a particular stockholder could have a material impact on the tax considerations associated with the purchase, ownership and disposition of Common Stock. Therefore, it is essential that each prospective stockholder consult with his or her own tax advisors with regard to the application of the federal income tax laws to the stockholder’s personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as set forth in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

For purposes of the following discussions, a “domestic stockholder” generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  A “foreign stockholder” generally refers to a person that is not a domestic stockholder or entity treated as a partnership for federal income tax purposes.

If an entity treated as a partnership for federal income tax purposes holds our Common Stock, the federal income tax treatment of an owner of such entity generally will depend on the status of the owner and the activities of the entity. Entities treated as partnerships and their owners should consult their own tax advisors regarding the consequences of the ownership and disposition of Common Stock.

Our Taxation

We elected REIT status beginning with the year that ended December 31, 2007. In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on the portion of our REIT taxable income or capital gain that we distribute to our stockholders. This treatment substantially eliminates the double taxation that applies to most corporations, which pay a tax on their income and then distribute dividends to stockholders who are in turn taxed on the amount they receive. We elected taxable REIT subsidiary status for certain of our corporate subsidiaries, primarily those engaged in condominium conversion and sale activities. As a result, we will be subject to federal income taxes for activities performed by our taxable REIT subsidiaries.

We will be subject to federal income tax at regular corporate rates upon our REIT taxable income or capital gains that we do not distribute to our stockholders. In addition, we will be subject to a 4% excise tax if we do not satisfy specific REIT distribution requirements. We could also be subject to the “alternative minimum tax” on our items of tax preference. In addition, any net income from “prohibited transactions” (i.e., dispositions of property, other than property held by a taxable REIT subsidiary, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax. We could also be subject to a 100% penalty tax on certain payments received from or on certain expenses deducted by a taxable REIT subsidiary if any such transaction is not respected by the Internal Revenue Service. If we fail to satisfy the 75% gross income test or the 95% gross income test (described below) but have maintained our qualification as a REIT because we satisfied certain other requirements, we will still generally be subject to a 100% penalty tax on the amount by which we fail such gross income test, multiplied by a fraction intended to reflect our profitability. If we fail to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets. If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure. Moreover, we may be subject to taxes in certain situations and on certain transactions that we do not presently contemplate.

Our qualification and taxation as a REIT depend upon our ability to satisfy on a continuing basis, through actual annual operating and other results, various requirements under the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition of our assets, the level of our dividends to stockholders, and the diversity of our share ownership. We believe that we have qualified as a REIT for each of our taxable years commencing with our taxable year ended December 31, 2007, and that our current structure and method of operation is such that we will continue to qualify as a REIT.

DLA Piper LLP (US) has provided an opinion to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for its taxable years ended December 31, 2007 through December 31, 2014, and that our current organization and method of operation should enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2015 and thereafter. It must be emphasized that this opinion is based on various assumptions and factual representations made by us and our operating partnership relating to our organization, prior and expected operations, the operating partnership, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. DLA Piper LLP (US) will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the operating partnership, and the subsidiary entities, the sources of their gross income, the composition of their assets, the level of our dividends to stockholders and the diversity of our share ownership for any given taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions described herein do not apply, we will be subject to tax on our taxable income at regular corporate rates. We also may be subject to the corporate “alternative minimum tax.” As a result, our failure to qualify as a REIT would significantly reduce the cash we have available to distribute to our stockholders. Unless entitled to statutory relief, we would be disqualified as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to statutory relief.

Our qualification and taxation as a REIT depend on our ability to satisfy various requirements under the Internal Revenue Code. We are required to satisfy these requirements on a continuing basis through actual annual operating and other results. Accordingly, there can be no assurance that we will be able to continue to operate in a manner so as to remain qualified as a REIT.

Ownership of Taxable REIT Subsidiaries by Us.  The Internal Revenue Code provides that REITs may own greater than ten percent of the voting power and value of the securities of a “taxable REIT subsidiary” or “TRS”, provided that the aggregate value of all of the TRS securities held by the REIT does not exceed 25% of the REIT’s total asset value.  A TRS is a corporation subject to tax as a regular “C” corporation that has elected, jointly with a REIT, to be a TRS. Generally, a TRS may own assets that cannot otherwise be owned by a REIT and can perform impermissible tenant services (discussed below), which would otherwise taint our rental income under the REIT income tests. However, the REIT will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by our TRSs if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. A TRS may also receive income from prohibited transactions without incurring the 100% federal income tax liability imposed on REITs. Income from prohibited transactions may include the purchase and sale of land, the purchase and sale of completed development properties and the sale of condominium units.

TRSs generally pay federal and state income tax at the full applicable corporate rates. The amount of taxes paid on impermissible tenant services income and the sale of real estate held primarily for sale to customers in the ordinary course of business may be material in amount. The TRSs will attempt to minimize the amount of these taxes, but we cannot guarantee whether, or the extent to which, measures taken to minimize these taxes will be successful. To the extent that these companies are required to pay taxes, less cash may be available for distributions to stockholders.

Share Ownership Test and Organizational Requirement.  In order to qualify as a REIT, our shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. Also, not more than 50% in value of our shares of beneficial interest may be owned directly or indirectly by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. In addition, we must meet certain other organizational requirements, including, but not limited to, that (i) the beneficial ownership in us is evidenced by transferable shares and (ii) we are managed by one or more trustees. We believe that we have satisfied all of these tests and all other organizational requirements and that we will continue to do so in the future. In order to ensure compliance with the 100 person test and the 50% share ownership test discussed above, we have placed certain restrictions on the transfer of our shares that are intended to prevent further concentration of share ownership. However, such restrictions may not prevent us from failing these requirements, and thereby failing to qualify as a REIT.

Gross Income Tests.  To qualify as a REIT, we must satisfy two gross income tests:

(1)                                 At least 75% of our gross income for each taxable year must generally be derived directly or indirectly from rents from real property, investments in real estate and/or real estate mortgages, dividends paid by another REIT and from some types of temporary investments; and

(2)                                 At least 95% of our gross income for each taxable year must generally be derived from any combination of income qualifying under the 75% test described in (1) above, dividends, non-real estate mortgage interest and gain from the sale or disposition of stock or securities.

To qualify as rents from real property for the purpose of satisfying the gross income tests, rental payments must generally be received from unrelated persons and not be based on the net income of the resident. Also, the rent attributable to personal property must not exceed 15% of the total rent. We may generally provide services to residents without “tainting” our rental income only if such services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “impermissible services”. If such services are impermissible, then we may generally provide them without deriving non-qualified income only if they are considered de minimis in amount, or are provided through an independent contractor from whom we derive no revenue and that meets other requirements, or through a taxable REIT subsidiary.

We believe that the services provided to residents by us either are usually or customarily rendered in connection with the rental of real property and not otherwise considered impermissible, or, if considered impermissible services, will meet the de minimis test or will be provided by an independent contractor or taxable REIT subsidiary. However, we cannot provide any assurance that the Internal Revenue Service will agree with these positions.

If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. In this case, a penalty tax would still be applicable as discussed above. Generally, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions and in the event these relief provisions do not apply, we will not qualify as a REIT.

Asset Tests.  In general, on the last day of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

(3)                                 At least 75% of the value of our total assets must consist of real estate assets (which include for this purpose shares in other real estate investment trusts) and certain cash-related items;

(4)                                 Not more than 25% of the value of our total assets may consist of securities other than those in the 75% asset class;

(5)                                 Except for securities included in item (1) above, equity investments in other REITs, qualified REIT subsidiaries (i.e., corporations owned 100% by a REIT that are not TRSs or REITs), or taxable REIT subsidiaries: (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (b) we may not own securities representing more than 10% of the voting power or value of the outstanding securities of any one issuer; and

(6)                                 Not more than 25% of the value of our total assets may consist of securities of one or more taxable REIT subsidiaries.

The 10% value test described in clause (3)(b) above does not apply to certain “straight debt” and other securities that fall within a safe harbor under the Internal Revenue Code. Under the safe harbor, the following are not considered “securities” held by us for purposes of this 10% value test: (i) straight debt securities, (ii) any loan of an individual or an estate, (iii) certain rental agreements for the use of tangible property, (iv) any obligation to pay rents from real property, (v) any security issued by a state or any political subdivision thereof, foreign government or Puerto Rico only if the determination of any payment under such security is not based on the profits of another entity or payments on any obligation issued by such other entity, or (vi) any security issued by a REIT. The timing and payment of interest or principal on a security qualifying as straight debt may be subject to a contingency provided that (A) such contingency does not change the effective yield to maturity, not considering a de minimis change which does not exceed the greater of 1/4 of 1% or 5% of the annual yield to maturity or we own $1,000,000 or less of the aggregate issue price or value of the particular issuer’s debt and not more than 12 months of unaccrued interest can be required to be prepaid or (B) the contingency is consistent with commercial practice and the contingency is effective upon a default or the exercise of a prepayment right by the issuer of the debt. If we hold indebtedness from any issuer, including a REIT, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying real estate asset or otherwise satisfies the above safe harbor. We currently own equity interests in certain entities that have elected to be taxed as REITs for federal income tax purposes and are not publicly traded. If any such entity were to fail to qualify as a REIT, we would not meet the 10% voting stock limitation and the 10% value limitation and we would, unless certain relief provisions applied, fail to qualify as a REIT. We believe that we and each of the REITs we own an interest in have and will comply with the foregoing asset tests for REIT qualification. However, we cannot provide any assurance that the Internal Revenue Service will agree with our determinations.

If we fail to satisfy the 5% or 10% asset tests described above after a 30-day cure period provided in the Internal Revenue Code, we will be deemed to have met such tests if the value of our non-qualifying assets is de minimis (i.e., does not exceed the lesser of 1% of the total value of our assets at the end of the applicable quarter or $10,000,000) and we dispose of the non-qualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by disposing of sufficient assets to meet the asset test within such six month period, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the Internal Revenue Service. If we cannot avail ourselves of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements.  To qualify as a REIT, we are generally required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to 90% of our REIT taxable income. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We intend to make timely distributions sufficient to satisfy our annual distribution requirements. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate rates. We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior taxable years. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Ownership of Partnership Interests By Us.  As a result of our ownership of the operating partnership, we will be considered to own and derive our proportionate share of the assets and items of income of the operating partnership, respectively, for purposes of the REIT asset and income tests, including its share of assets and items of income of any subsidiaries that are treated as partnerships or disregarded entities for federal income tax purposes.

State and Local Taxes.  We may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Generally, REITs have seen increases in state and local taxes in recent years. Our state and local tax treatment may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Stock.

Taxation of Domestic Stockholders Subject to U.S. Tax

General.  If we qualify as a REIT, distributions made to our taxable domestic stockholders with respect to their Common Stock, other than capital gain distributions and distributions attributable to taxable REIT subsidiaries, will be treated as ordinary income to the extent that the distributions come out of earnings and profits. These distributions will not be eligible for the dividends received deduction for stockholders that are corporations nor will they constitute “qualified dividend income” under the Internal Revenue Code, meaning that such dividends will be taxed at marginal rates applicable to ordinary income rather than the special capital gain rates currently applicable to qualified dividend income distributed to non-corporate stockholders who satisfy applicable holding period requirements. In determining whether distributions are out of earnings and profits, we will allocate our earnings and profits first to preferred stock and second to the Common Stock. The portion of ordinary dividends which represent ordinary dividends we receive from a TRS, will be designated as “qualified dividend income” to REIT stockholders. These qualified dividends are eligible for preferential tax rates if paid to our non-corporate stockholders.

To the extent we make distributions to our taxable domestic stockholders in excess of our earnings and profits, such distributions will be considered a return of capital. Such distributions will be treated as a tax-free distribution and will reduce the tax basis of a stockholder’s shares of Common Stock by the amount of the distribution so treated. To the extent such distributions cumulatively exceed a taxable domestic stockholder’s tax basis, such distributions are taxable as gain from the sale of shares. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

Dividends declared by a REIT in October, November, or December are deemed to have been paid by the REIT and received by its stockholders on December 31 of that year, so long as the dividends are actually paid during January of the following year. However, this treatment only applies to the extent of the REIT’s earnings and profits existing on December 31. To the extent the stockholder distribution paid in January exceeds available earnings and profits as of December 31, the excess will be treated as a distribution taxable to stockholders in the year paid. As such, for tax reporting purposes, January distributions paid to our stockholders may be split between two tax years.

Distributions made by us that we properly designate as capital gain dividends will be taxable to taxable domestic stockholders as gain from the sale or exchange of a capital asset held for more than one year. This treatment applies only to the extent that the designated distributions do not exceed our actual net capital gain for the taxable year. It applies regardless of the period for which a domestic stockholder has held his or her shares of Common Stock. Despite this general rule, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Generally, we will classify a portion of our designated capital gain dividends as a 20% rate gain distribution and the remaining portion as an unrecaptured Section 1250 gain distribution. A 20% rate gain distribution would be taxable to taxable domestic stockholders that are individuals, estates or trusts at a maximum rate of 20% for individuals, estates or trusts in the highest tax bracket. An unrecaptured Section 1250 gain distribution would be taxable to taxable domestic stockholders that are individuals, estates or trusts at a maximum rate of 25%.

If, for any taxable year, we elect to designate as capital gain dividends any portion of the dividends paid or made available for the year to holders of all classes of shares of beneficial interest, then the portion of the capital gains dividends that will be allocable to the holders of Common Stock will be the total capital gain dividends multiplied by a fraction. The numerator of the fraction will be the total dividends paid or made available to the holders of the Common Stock for the year. The denominator of the fraction will be the total dividends paid or made available to holders of all classes of shares of beneficial interest.

We may elect to retain (rather than distribute as is generally required) net capital gain for a taxable year and pay the income tax on that gain. If we make this election, stockholders must include in income, as long-term capital gain, their proportionate share of the undistributed net capital gain. Stockholders will be treated as having paid their proportionate share of the tax paid by us on these gains. Accordingly, they will receive a tax credit or refund for the amount. Stockholders will increase the basis in their shares of Common Stock by the difference between the amount of capital gain included in their income and the amount of the tax they are treated as having paid. Our earnings and profits will be adjusted appropriately.

In general, a stockholder will recognize gain or loss for federal income tax purposes on the sale or other disposition of shares of Common Stock in an amount equal to the difference between:

(a)                                 the amount of cash and the fair market value of any property received in the sale or other disposition; and

(b)                                 the stockholder’s adjusted tax basis in the Common Stock.

The gain or loss will be capital gain or loss if the shares of Common Stock were held as a capital asset. Generally, the capital gain or loss will be long-term capital gain or loss if the shares of Common Stock were held for more than one year.

In general, a loss recognized by a stockholder upon the sale of shares of Common Stock that were held for six months or less, determined after applying certain holding period rules, will be treated as long-term capital loss to the extent that the stockholder received distributions that were treated as long-term capital gains.

Taxation of Domestic Tax-Exempt Stockholders

Most tax-exempt organizations are not subject to federal income tax except to the extent of their unrelated business taxable income, which is often referred to as “UBTI.” Unless a tax-exempt stockholder holds its Common Stock as debt financed property or uses the Common Stock in an unrelated trade or business, distributions to the stockholder should not constitute UBTI. Similarly, if a tax-exempt stockholder sells Common Stock, the income from the sale should not constitute UBTI unless the stockholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, income from owning or selling Common Stock will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve so as to offset the income generated by its investment in Common Stock. These stockholders should consult their own tax advisors concerning these set aside and reserve requirements which are set forth in the Internal Revenue Code.

In addition, certain pension trusts that own more than 10% of a “pension-held REIT” must report a portion of the distributions that they receive from the REIT as UBTI. We have not been and do not expect to be treated as a pension-held REIT for purposes of this rule.

Taxation of Foreign Stockholders

Distributions by Us.  Distributions by us to a foreign stockholder that are neither attributable to gain from sales or exchanges by us of U.S. real property interests nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a 30% rate, or a lower treaty rate, unless the dividends are treated as effectively connected with the conduct by the foreign stockholder of a U.S. trade or business. Please note that under certain treaties lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a U.S. trade or business will be subject to tax on a net basis at graduated rates, and are generally not subject to withholding. Certification and disclosure requirements must be satisfied before a dividend is exempt from withholding under this exemption. A foreign stockholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or a lower treaty rate.

We expect to withhold U.S. income tax at the rate of 30% on any such distributions made to a foreign stockholder unless:

(a)                                 a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with us; or

(b)                                 the foreign stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected income.

If such distribution is in excess of our current or accumulated earnings and profits, it will not be taxable to a foreign stockholder to the extent that the distribution does not exceed the adjusted basis of the stockholder’s shares of Common Stock. Instead, the distribution will reduce the adjusted basis of the shares of Common Stock. To the extent that the distribution exceeds the adjusted basis of the shares of Common Stock, it will give rise to gain from the sale or exchange of the stockholder’s shares of Common Stock. The tax treatment of this gain is described below.

We intend to withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution not designated as a capital gain distribution. In such event, a foreign stockholder may seek a refund of the withheld amount from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our earnings and profits, and the amount withheld exceeded the foreign stockholder’s U.S. tax liability with respect to the distribution.

Any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market, will be treated as an ordinary dividend described above, if the foreign stockholder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution. Foreign stockholders generally will not be required to report such distributions received from us on U.S. federal income tax returns and all distributions treated as dividends for U.S. federal income tax purposes, including any capital gain dividends, will be subject to a 30% U.S. withholding tax (unless reduced or eliminated under an applicable income tax treaty), as described above. In addition, the branch profits tax will no longer apply to such distributions.

Distributions to a foreign stockholder that we designate at the time of the distributions as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally will not be subject to U.S. federal income taxation unless:

(a)                                 the investment in the Common Stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case the foreign stockholder will be subject to the same treatment as domestic stockholders, except that a stockholder that is a foreign corporation may also be subject to the branch profits tax, as discussed above; or

(b)                                 the foreign stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), distributions to a foreign stockholder that are attributable to gain from sales or exchanges of U.S. real property interests will cause the foreign stockholder to be treated as recognizing the gain as income effectively connected with a U.S. trade or business. This rule applies whether or not a distribution is designated as a capital gain dividend. Accordingly, foreign stockholders generally would be taxed on these distributions at the same rates applicable to domestic stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In addition, a foreign corporate stockholder might be subject to the branch profits tax discussed above, as well as U.S. federal income tax return filing requirements. We are required to withhold 35% of these distributions. The withheld amount can be credited against the foreign stockholder’s U.S. federal income tax liability.

Although the law is not entirely clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the Common Stock held by domestic stockholders would be treated with respect to foreign stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, foreign stockholders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on these undistributed capital gains. In addition, if timely requested, foreign stockholders might be able to receive from the Internal Revenue Service a refund to the extent their proportionate share of the tax paid by us were to exceed their actual U.S. federal income tax liability.

Foreign Stockholders’ Sales of Common Stock. Gain recognized by a foreign stockholder upon the sale or exchange of Common Stock generally will not be subject to U.S. taxation unless the shares constitute a “U.S. real property interest” within the meaning of FIRPTA. The Common Stock will not constitute a U.S. real property interest so long as we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign stockholders. We believe that we are a domestically controlled REIT. Therefore, we believe that the sale of Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock is publicly traded, we cannot guarantee that we will continue to be a domestically controlled REIT. In any event, gain from the sale or exchange of Common Stock not otherwise subject to FIRPTA will be subject to U.S. tax, if either:

(a)                                 the investment in the Common Stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case the foreign stockholder will be subject to the same treatment as domestic stockholders with respect to the gain; or

(b)                                 the foreign stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Even if we do not qualify as or cease to be a domestically controlled REIT, gain arising from the sale or exchange by a foreign stockholder of Common Stock still would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if:

(a)                                 the class or series of shares being sold is “regularly traded,” as defined by applicable Internal Revenue Service regulations, on an established securities market such as the New York Stock Exchange; and

(b)                                 the selling foreign stockholder owned 5% or less of the value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of Common Stock were subject to taxation under FIRPTA, the foreign stockholder would be subject to regular U.S. income tax with respect to the gain in the same manner as a taxable domestic stockholder, subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the branch profits tax in the case of foreign corporations. The purchaser of the Common Stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Information Reporting Requirement and Backup Withholding

We will report to our domestic stockholders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, domestic stockholders may be subject to backup withholding. Backup withholding will apply only if such domestic stockholder fails to furnish certain information to us or the Internal Revenue Service. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Domestic stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic stockholder will be allowed as a credit against such person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Recent Legislation

Medicare Tax on Unearned Income. The Health Care and Education Reconciliation Act of 2010 requires certain domestic stockholders that are taxed as individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares for taxable years beginning after December 31, 2012.

Withholding on Foreign Financial Institutions and Non-U.S. Stockholders. The Foreign Account Tax Compliance Act (“FATCA”) is contained in Sections 1471 through 1474 of the Internal Revenue Code (and the Treasury Regulations thereunder) and was originally enacted in 2010 as part of the Hiring Incentives to Restore Employment Act.  FATCA imposes a U.S. withholding tax at a 30% rate on dividends paid after June 30, 2014 and on proceeds from the sale of our shares paid after December 31, 2016 to “foreign financial institutions” (as defined under FATCA) and certain other foreign entities if certain due diligence and disclosure requirements related to U.S. accounts with, or ownership of, such entities are not satisfied or an exemption does not apply. If FATCA withholding is imposed, non-U.S. beneficial owners that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise).

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of any of the Securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The Common Stock may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe any discounts, concessions or commissions allowed by underwriters to participating dealers. Under the Securities Act, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The amount of each delayed delivery contract and the aggregate principal amount of Securities sold pursuant to such contracts shall be the respective amounts stated in the applicable prospectus supplement. Delayed delivery contracts, when authorized, may be made with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be subject to our approval. The obligations of any purchaser under such delayed delivery contracts will be subject to the conditions that (1) the purchase of Securities by an institution shall not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which an institution is subject, and (2) if the Securities are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the Securities less the principal amount thereof covered by such contracts. The underwriters and agents will not have any responsibility with respect to the validity or performance of such delayed delivery contracts.

Some of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

In connection with the offering of the Securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase Securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a “short position” for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing Securities in the open market following completion of the offering of such Securities or by exercising any over-allotment option granted to them by us. The managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our Common Stock is listed on the NYSE under the symbol “MORE”. Unless otherwise specified in the applicable prospectus supplement, each other series of Securities (including any Debt Securities, series of Preferred Stock or Warrants) that we offer will be a new issue of Securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which Securities are sold by us may make a market in such Securities, but such underwriters or agents will not be obligated to do so and many of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

Selling securityholders may use this prospectus in connection with the resales of the Securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the Securities. Selling securityholders may be deemed to be underwriters in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all of the proceeds from the sale of the Securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC. We will not receive any of the proceeds from the sale of Securities to which this prospectus relates that are offered by any selling securityholders.

LEGAL MATTERS

The legality of the Securities offered hereby by Monogram Residential Trust, Inc. is being passed upon for Monogram Residential Trust, Inc. by DLA Piper LLP (US). In addition, the description of federal income tax consequences contained in the section entitled “Federal Income Tax Considerations” is based on the opinion of DLA Piper LLP (US), which opinion is subject to various assumptions and is based on current tax law of the United States. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by us in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission Registration Fee	$	*
Accountants’ Fees and Expenses (1)		$40,000
Legal Fees and Expenses (Other Than Blue Sky) (1)		$100,000
Printing and Engraving Expenses (1)		$50,000
Miscellaneous (1)		$40,000
Total		$230,000

*                 Deferred in accordance with Rules 456(b) and 457(r).

(1)         Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities.

Item 15.                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our Charter obligates us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•                  any present or former director or officer who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in his or her service in that capacity; or

•                  any individual who, while a director or officer of our company and at our request, serves or has served any other entity and who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in his or her service in that capacity.

Our Charter also permits us to indemnify any other person permitted to be indemnified by Maryland law as applicable from time to time, including a person who served a predecessor of ours as an officer or director, if and to the extent that such indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16                                                     EXHIBITS

1.1*                        Form of Underwriting Agreement relating to Securities

3.1                               Fifth Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 16, 2014

3.2                               Seventh Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on December 16, 2014

4.1                               Form of Indenture

4.2*                        Form of Common Stock Certificate

4.3*                        Form of Preferred Stock Certificate

4.4*                        Form of Articles of Amendment establishing the terms of a series of Preferred Stock

4.5*                        Form of Debt Security

4.6*                        Form of Deposit Agreement (including Form of Deposit Receipt)

4.7*                        Form of Warrant Agreement (including Form of Warrant Certificate)

4.8*                        Form of Unit Agreement

4.9*                        Form of Purchase Contract

5.1                               Opinion of DLA Piper LLP (US) regarding legality

8.1                               Opinion of DLA Piper LLP (US) regarding certain tax matters

12.1                        Computation of Ratio of Earnings to Fixed Charges

12.2                        Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1                        Consent of Deloitte & Touche LLP

23.2                        Consents of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

24                                  Power of Attorney (included on the signature pages to the Registration Statement)

25.1*                 Statement of Eligibility of Trustee on Form T-1 for Form of Indenture

*To be filed by amendment or as an exhibit to a document incorporated by reference herein, including a Current Report on Form 8-K.

Item 17                                                     UNDERTAKINGS

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)                         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)                                         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)                                      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)                                   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)                                  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on January 9, 2015.

MONOGRAM RESIDENTIAL TRUST, INC.,
a Maryland corporation

By:	/s/ Mark T. Alfieri
Mark T. Alfieri,
Chief Executive Officer, President, Chief Operating Officer and Director

MONOGRAM RESIDENTIAL TRUST, INC.
POWER OF ATTORNEY

KNOW ALL MEN/WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark T. Alfieri and Howard S. Garfield and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mark T. Alfieri Mark T. Alfieri	Chief Executive Officer, President, Chief Operating Officer and Director (Principal Executive Officer)	January 9, 2015

/s/ Howard S. Garfield Howard S. Garfield	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	January 9, 2015

Name	Title	Date

/s/ Sami S. Abbasi	Director	January 9, 2015
Sami S. Abbasi

/s/ Roger D. Bowler	Director	January 9, 2015
Roger D. Bowler

/s/ David D. Fitch	Director	January 9, 2015
David D. Fitch

/s/ Jonathan L. Kempner	Director	January 9, 2015
Jonathan L. Kempner

/s/ E. Alan Patton	Chairman of the Board and Director	January 9, 2015
E. Alan Patton

/s/ Robert S. Aisner	Director	January 9, 2015
Robert S. Aisner

/s/ Murray J. McCabe	Director	January 9, 2015
Murray J. McCabe